Exhibit 99.1




-------------------------------------------------------------------------
WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN


Financial Statements for the Year Ended December 31, 1998 and the three month period ended December 31, 1997 and the Year Ended September 30, 1997, Supplemental Schedules as of December 31, 1998 and 1997 and for the Year Ended December 31, 1998 and the three month period ended December 31, 1997 and Independent Auditors' Report.

--------------------------------------------------------------------------



                     WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                                     TABLE OF CONTENTS

                                                                     Page
                                                                     ----
INDEPENDENT AUDITORS' REPORT                                          E-3

FINANCIAL STATEMENTS:

     Statements of Net Assets Available for Benefits,
        December 31, 1998 and 1997 and September 30, 1997             E-4

     Statement of Changes in Net Assets Available for Benefits,
        for the Year Ended December 31, 1998, and Three Month
        Period Ended December 31, 1997 and the Year Ended
        September 30, 1997                                            E-7

     Notes to Financial Statements                                   E-10

SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1998 AND 1997 AND FOR THE
  YEAR ENDED DECEMBER 31, 1998 AND THE THREE MONTH PERIOD ENDED
   DECEMBER 31, 1997:

     Item 27A - Schedule of Assets Held for Investment Purposes      E-16

     Item 27B - Schedule of Defaulted Loans                          E-18

     Item 27D - Schedule of Reportable Transactions                  E-19



                        INDEPENDENT AUDITORS' REPORT
                       ------------------------------
To the Trustees and Participants of
Walden Residential Properties, Inc. 401(k) Plan
Dallas, Texas

We have audited the accompanying statements of net assets available for benefits of Walden Residential Properties, Inc. 401(k) Plan as of December 31, 1998 and 1997 and September 30, 1997 and the related statements of changes in net assets available for benefits for the year ended December 31, 1998, the three month period ended December 31, 1997 and the year ended September 30, 1997. These financial statements are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Walden Residential Properties, Inc. 401(k) Plan at December 31, 1998 and 1997 and September 30, 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, the three month period ended December 31, 1997 and the year ended September 30, 1997 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/ s /   Deloitte & Touche LLP
-------------------------------

DELOITTE & TOUCHE LLP
August 4, 1999
Dallas, Texas


                                             WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                                            STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                                DECEMBER 31, 1998

                                                         Supplemental Information by Fund

                               ----------------------------------------------------------------------------------------------
                                                                         High Yield
                               Money    Capital                           Corporate  Total                           Janus
                               Market Appreciation Convertible  Value     Bond       Return    Government   Janus    Worldwide
                               -----------------------------------------------------------------------------------------------
ASSETS

Investments at fair value:
     Walden Residential
        Properties, Inc.
        common stock      $    --     $      --      $   --       $    --   $    --   $    --   $    --   $    --  $     --


     Mutual funds         431,699      1,332,430         --        723,830   172,250   135,365  223,699   539,729   425,903
     Participant loans         --             --         --             --       --         --       --        --        --
                         --------    -----------    -------     ----------   -------  --------  -------   -------- --------
       Total investments  431,699      1,332,430         --        723,830   172,250   135,365  223,699   539,729   425,903

Cash                          --              --         --             --       --         --       --        --        --
Contributions receivable:
    Employer                4,813         25,055         --         13,651     4,644     3,423    3,385     4,035     2,706
    Participant             5,061         26,031         --         15,256     5,498     3,601    3,831     4,195     2,793
                         --------     ----------      ------      --------  --------  -------- --------  --------  --------
     NET ASSETS
     AVAILABLE
     FOR BENEFIT         $441,573     $1,383,516      $  --       $752,737  $182,392  $142,389 $230,915  $547,959  $431,402
                         ========     ==========      ======      ========  ========  ======== ========  ========  ========

                              -------------------
                              Walden    Partipant   Total
                              Stock       Loans     Plan
                              -----------------------------

ASSETS
_____

Investments at fair value:
  Walden Residential
    Properties, Inc.
      common stock          $284,648    $     --   $  284,648


  Mutual funds                   --           --    3,984,905
  Participate loans              --      155,092      155,092
                           --------    ---------   ----------
      Total investments     284,648      155,092     4,424,645

Cash                         7,054           --         7,054
Contributions receivable:
  Employer                   8,151           --        69,863
  Participant                8,897           --        75,163
                          --------     --------    ----------
     NET ASSETS
     AVAILABLE
     FOR BENEFITS         $308,750     $155,092    $4,576,725
                          ========     ========    ==========
                                     See accompanying notes to financial statements.


                                                                 WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                                                              STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                                                DECEMBER 31, 1997

                                                                              Supplemental Information by Fund

                             ---------------------------------------------------------------------------
                                                                    High Yield
                              Money      Capital                     Corporate      Total
                              Market  Appreciation  Convertible  Value  Bond       Return    Government
                             ----------------------------------------------------------------------------
ASSETS
-------
Investments at fair value:
  Walden Residential
   Properties, Inc.
    common stock          $    --    $    --      $   --     $     --      $    --   $    --   $    --
  Mutual funds             54,266    550,349       2,800      319,416       56,986    70,125    89,607
  Participant loans            --         --          --           --           --        --        --
                          -------   --------     -------     ---------     -------   -------   -------
     Total investments     54,266    550,349       2,800      319,416       56,986    70,125    89,607

Cash                           --         --          --           --          --        --        --
 Contributions receivable:
  Employer                  4,348     31,258          --       17,796       5,360     4,181     3,822
  Participant               4,160     38,129          --       21,511       5,888     4,587     4,566
                         --------   ---------    --------   ---------     -------   -------   -------
   NET ASSETS
   AVAILABLE FOR
   BENEFITS               $62,774   $619,736      $2,800     $358,723     $68,234   $78,893   $97,995
                         ========   ========     =======     ========     =======   =======   =======


                             ----------------------------
                             Walden          Participant     Total
                             Stock             Loans         Plan
                             ----------------------------------------
ASSETS
------
Investment at fair value:
 Walden Residential
  Properties, Inc.
  common stock              $198,856        $     --      $  198,856

  Mutual funds                   --               --        1,143,549
  Participant loans              --           33,346           33,346
                           ---------       ---------      -----------

  Total investments         198,856           33,346        1,375,751

Cash                         17,774               --           17,774
Contributions receivable:
 Employer                    10,421               --           77,186
 Participant                     80               --           78,921
                           --------         --------      -----------
 NET ASSETS
 AVAILABLE FOR
 BENEFITS                  $227,131          $33,346       $1,549,632
                           ========          =======       ==========

                                                 See accompanying notes to financial statements.



                                                                 WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                                                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                                                       SEPTEMBER 30, 1997

                                                                             Supplemental Information by Fund

                              ---------------------------------------------------------------------------------
                                                                               High Yield
                               Money       Capital                              Corporate   Total
                               Market    Appreciation   Convertible    Value      Bond     Return    Government
                              ----------------------------------------------------------------------------------

ASSETS
------
Investments at fair value:
     Walden Residential
        Properties, Inc.
        common stock           $      --   $     --      $   --       $  --    $    --     $   --     $    --
     Mutual funds                 26,943    475,954      33,705      277,306    40,993     50,778      73,940
     Participant loans                --         --          --          --         --         --          --
                               ---------   --------    --------   ----------   -------   --------     -------
    Total investments             26,943    475,954      33,705      277,306    40,993     50,778      73,940

Cash                                  --         --          --           --        --         --          --
Contributions
   receivable-employer                --     44,274       2,880       30,367     5,848      5,177      10,157
                              ----------  ---------     -------    ---------   --------   -------     -------

     NET ASSETS
     AVAILABLE FOR
     BENEFITS                    $26,943   $520,228     $36,585     $307,673   $46,841    $55,955     $84,097
                             ===========   ========     =======     ========   =======    =======     =======


                            -------------------------
                             Walden      Participant     Total
                             Stock         Loans         Plan
                            --------------------------------------
ASSETS
------
Investments at fair value:
 Walden Residential
  Properties, Inc.
  common stock            $156,104        $    --          $156,104

 Mutual funds                   --             --           979,619
 Participant loans              --         19,101            19,101
                        ---------        --------        ----------
   Total investments      156,104          19,101         1,154,824

Cash                        1,223              --             1,223
Contributions
  receivable-employer      25,293              --           123,996
                         --------         -------        ----------
  NET ASSETS
  AVAILABLE FOR
  BENEFITS               $182,620         $19,101        $1,280,043
                         ========         =======        ==========

                                         See accompanying notes to financial statements.


                                                                     WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                                                                STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                                               YEAR ENDED DECEMBER 31, 1998

                                                                             Supplemental Information by Fund
                              ----------------------------------------------------------------------------------
                                                                              High Yield
                               Money       Capital                             Corporate   Total
                               Market    Appreciation    Convertible    Value     Bond     Return    Government
                              ----------------------------------------------------------------------------------
Investment income:

 Net appreciation
  (depreciation) in fair value
      of investments            $   --   $284,671       $   129      $(168,591) $ (12,482)  $ 15,037   $  3,762
  Dividend income               24,510     60,650            --        100,652     14,652     10,621     11,395
                              --------   --------       -------      ---------  ---------   --------   --------
                                24,510    345,321           129        (67,939)     2,170     25,658     15,157

Employer contributions          18,455    117,201            --         64,636     21,551     19,968     15,741
Participant contributions       29,634    326,790            --        187,316     60,429     51,375     41,461
                              --------   --------       -------      ---------  ---------   --------   --------
   Total additions              72,599    789,312           129        184,013     84,150     97,001     72,359

Benefits paid to participants (149,977)  (150,076)           --       (110,414)   (16,761)   (23,162)   (32,315)
Administrative Expenses            (42)       (70)           --            (44)        (2)        (1)       (16)
                              ---------  --------       -------      ---------  ---------   ---------  --------
Total deductions              (150,019)  (150,146)           --       (110,458)   (16,763)   (23,163)   (32,331)

Loans to participants         (109,954)   (46,474)           --        (20,799)    (2,924)   (15,909)    (6,040)
Participant loan payments       33,577     19,674            --         12,704      4,775      3,635      3,375
Transfer from predecessor
plan                           490,732    176,150            --        407,384     58,919         --    104,273
Transfers from (to) other
  funds                         41,864    (24,736)       (2,929)       (78,830)   (13,999)      1,932    (8,716)
                              --------   --------       -------       --------  ---------   ---------  --------
Net increase (decrease)        378,799    763,780        (2,800)       394,014    114,158      63,496   132,920

NET ASSETS AVAILABLE
   FOR BENEFITS:
     BEGINNING OF YEAR          62,774     619,736        2,800        358,723     68,234      78,893    97,995
                              --------  ----------     --------       --------   --------    --------  --------
     END OF YEAR              $441,573  $1,383,516     $     --       $752,737   $182,392    $142,389  $230,915
                              ========  ==========     ========       ========   ========    ========  ========

                             ------------------------------------------------
                                          Janus       Walden    Participant  Total
                             Janus      Worldwide      Stock       Loans     Plan
                             ---------------------------------------------------------
Investment income:

  Net appreciation
   (depreciation) in fair value
      of investments         $132,953   $ 90,114    $(57,711)    $    --   $  287,882
  Dividend income              14,899      2,085      23,425          --      262,889
                           ----------   --------    --------  ----------   ----------
                              147,852     92,199     (34,286)         --      550,771

Employer contributions         10,430      6,924      45,435          --      320,341
Participant contributions      27,502     17,908     121,868          --      864,283
                           ----------   --------    --------   ---------    ---------
  Total additions             185,784    117,031     133,017          --    1,735,395

Benefits paid to participants (83,270)   (88,414)    (46,273)         --     (700,662)
Administrative Expenses           (38)       (38)         --          --         (251)
                            ----------  ---------   --------    --------    ----------
  Total deductions            (83,308)   (88,452)    (46,273)         --     (700,913)

Loans to participants          (7,004)    (2,611)         --     211,715           --
Participant loan payments       5,973      1,473       4,783     (89,969)          --
Transfer from predecessor
  plan                        381,449    373,704          --          --    1,992,611
Transfers from (to) other
  funds                        65,065     30,257      (9,908)         --           --
                            ---------   --------    --------    --------   ----------
   Net increase (decrease)    547,959    431,402      81,619     121,746    3,027,093

NET ASSETS AVAILABLE
  FOR BENEFITS:
  BEGINNING OF YEAR               --          --     227,131      33,346    1,549,632
                             --------   --------    --------    --------   ----------
  END OF YEAR                $547,959   $431,402    $308,750    $155,092   $4,576,725
                             ========   ========    ========    ========   ==========

                                     See accompanying notes to financial statements.


                                                                       WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
                                                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                                            THREE MONTHS ENDED DECEMBER 31, 1997

                                                                                Supplemental Information by Fund
                                    ------------------------------------------------------------------------------------
                                                                                   High Yield
                                    Money       Capital                            Corporate     Total
                                    Market    Appreciation   Convertible    Value     Bond       Return     Government
                                    -----------------------------------------------------------------------------------
Investment income:
  Net appreciation
   (depreciation) in fair value
    of investments                 $    --     $ (21,471)     $(3,696)   $(30,092)  $(3,374)  $ (5,245)   $  1,147
  Dividend income                      221        18,796        2,118      35,267     3,406      5,459       1,402
                                 ---------     ---------    ---------    --------   -------   --------    --------
                                       221        (2,675)      (1,578)      5,175        32        214       2,549

Employer contributions               4,348        31,258           --      17,796     5,360      4,181       3,822
Participant contributions           10,644        95,223        2,462      52,380    16,391     11,543      10,307
                                 ---------      --------     --------    --------   -------   --------    --------
     Total additions                15,213       123,806          884      75,351    21,783     15,938      16,678

Insurance premium payments          (1,150)           --           --          --        --        --          --
Benefits paid to participants       (4,005)      (16,713)      (6,602)    (14,863)     (207)     (205)     (1,032)
                                  ---------     --------     --------    --------   -------   -------     --------
Total deductions                    (5,155)      (16,713)      (6,602)    (14,863)     (207)     (205)     (1,032)

Loans to participants               (1,119)       (9,503)          --      (5,577)     (198)     (618)     (1,785)
Participant loan payments            3,447           429           --         312        15        --         133
Transfers from (to) other
   funds                            23,445         1,489      (28,067)     (4,173)       --     7,823         (96)
                                  --------      --------     --------    --------   -------   -------     -------
       Net increase (decrease)      35,831        99,508      (33,785)     51,050    21,393    22,938      13,898

NET ASSETS AVAILABLE
    FOR BENEFITS:
    BEGINNING OF PERIOD             26,943       520,228       36,585     307,673    46,841    55,955      84,097
                                   -------      --------      -------    --------   -------   -------     -------
    END OF PERIOD                  $62,774      $619,736      $ 2,800    $358,723   $68,234   $78,893     $97,995
                                   =======      ========      =======    ========   =======   =======     =======

                                  ----------------------------
                                  Walden        Participant
                                  Stock           Loans           Total Plan
                                  ---------------------------------------------

Investment income:
  Net appreciation
   (depreciation) in fair value
   of investments                 $  6,775      $    --          $(55,956)
  Dividend income                    3,855           --            70,524
                                ----------    ---------        ----------
                                    10,630           --            14,568

Employer contributions              10,421           --            77,186
Participant contributions           32,994           --           231,944
                                 ---------     --------        ----------
  Total additions                   54,045           --           323,698

Insurance premium payments              --           --            (1,150)
Benefits paid to participants       (9,332)          --           (52,959)
                                 ---------     --------         ----------
Total deductions                    (9,332)          --           (54,109)

Loans to participants                   --       18,800                --
Participant loan payments              219       (4,555)               --
Transfers from (to) other
  funds                               (421)          --                --
                                  --------      -------         ----------
     Net increase (decrease)        44,511       14,245            269,589

NET ASSETS AVAILABLE
  FOR BENEFITS:
  BEGINNING OF PERIOD              182,620       19,101          1,280,043
                                  --------      -------         ----------
  END OF PERIOD                   $227,131      $33,346         $1,549,632
                                  ========      =======         ==========


                            See accompanying notes to financial statements.



                                                                       WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN
                                                                 STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                                                YEAR ENDED SEPTEMBER 30, 1997

                                                                             Supplemental Information by Fund
                                   ------------------------------------------------------------------------------------
                                                                                     High Yield
                                   Money      Capital                                 Corporate  Total
                                   Market    Appreciation    Convertible     Value      Bond     Return    Government
                                   ------------------------------------------------------------------------------------
Investment income:

  Net appreciation in fair
     value of investments        $    --    $  89,019      $  3,021      $  37,627    $  1,587   $  6,694  $    357
  Dividend income                    548        3,213         2,149         14,943       2,659      1,655     3,296
                                 -------    ---------      --------      ---------    --------   --------  --------
                                     548       92,232         5,170         52,570       4,246      8,349     3,653

Employer contributions                --       44,274         2,880         30,367       5,848      5,177    10,157
Participant contributions         24,967      157,675        11,805         95,233      18,836     14,782    34,573
                                --------    ---------      --------      ---------    --------   --------  --------
     Total additions              25,515      294,181        19,855        178,170      28,930     28,308    48,383

Insurance premium payments       (12,278)          --            --             --        --          --         --
Benefits paid to participants     (1,032)     (32,002)       (5,625)       (20,932)    (5,367)     (5,144)   (4,903)
Administrative expenses               --          (17)           --            (14)        (1)        --         (4)
                                --------     --------      --------       ---------   --------   --------  --------
     Total deductions            (13,310)     (32,019)       (5,625)       (20,946)    (5,368)     (5,144)   (4,907)

Loans to participants               (900 )     (8,638)           --         (7,420)      (230)        --     (1,862)
Participant loan payments             --          431            --            301         24         --         67
Transfers from (to) other
  funds                         (222,019)      96,156         8,800         62,253     12,448       9,267    15,732
                                --------     --------      --------       --------    --------   --------  --------
      Net increase (decrease)   (210,714)     350,111        23,030        212,358     35,804      32,431    57,413
NET ASSETS AVAILABLE
      FOR BENEFITS:
      BEGINNING OF YEAR          237,657      170,117        13,555         95,315     11,037      23,524    26,684
                               ---------     --------       -------       --------    -------   ---------  --------
          END OF YEAR          $  26,943     $520,228       $36,585       $307,673    $46,841   $  55,955  $ 84,097
                               =========     ========       =======       ========    =======   =========  ========

                             -------------------------
                               Walden      Participant   Total
                               Stock           Loans     Plan
                            ------------------------------------
Investment income:

  Net appreciation in fair
     value of investments     $14,388       $     --    $152,693
  Dividend income               8,791             --      37,254
                            ---------     ----------    --------
                               23,179             --     189,947

Employer contributions         25,293             --     123,996
Participant contributions      58,670             --     416,541
                             --------      ---------   ---------
     Total additions          107,142             --     730,484

Insurance premium payments         --             --     (12,278)
Benefits paid to participants  (8,704)            --     (83,709)
Administrative expenses           (14)            --         (50)
                             --------      ---------   ---------
     Total deductions          (8,718)            --     (96,037)

Loans to participants              --         19,050          --
Participant loan payments         226         (1,049)         --
Transfers from (to) other
   funds                       17,363             --          --
                             --------      ---------   ---------
     Net increase (decrease)  116,013         18,001     634,447

NET ASSETS AVAILABLE
     FOR BENEFITS:
     BEGINNING OF YEAR         66,607          1,100     645,596
                              -------       -------   ----------
END OF YEAR                   182,620        $19,101  $1,280,043
                              =======       ========  ==========

                                 See accompanying notes to financial statements.









                  WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS
                   YEAR ENDED DECEMBER 31, 1998, THREE MONTHS ENDED
                 DECEMBER 31, 1997 AND YEAR ENDED SEPTEMBER 30, 1997




1.   DESCRIPTION OF PLAN

     The following description of the Walden Residential Properties, Inc. 401
     (k) Plan (the"Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     General Plan Description

     The Plan was formed on October 1, 1995 and is a defined contribution plan covering substantially all employees of WDN Management Company
     ("WDN") and Walden   Residential Properties, Inc. ("Walden") who have
     one year of service and are age 18 or older. WDN acted as the Plan Administrator and controlled and managed the operation and administration of the Plan through December 31, 1996, at which time WDN was merged with Walden and Walden became the Plan administrator. In connection with the merger, the Plan name was changed to Walden Residential Properties, Inc. 401(k) Plan. Effective October 1, 1996, the Plan sponsor and administrator became Walden and Delaware Charter Guarantee
     & Trust Company became the trustee. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974
     (ERISA).

     Effective October 1, 1997, the Plan was amended and restated in its entirety. In connection with the acquisition of Drever Partners, Inc. and affiliates ("Drever") on October 1, 1997, the Plan was amended to add the eligible employees of Drever to the Plan. As a result of the Plan's restatement, effective December 31, 1997, the Plan year was changed to a calendar year.

     Contributions

     Prior to October 1, 1997, participants could contribute up to 15% of pretax annual compensation, as defined in the Plan. Effective October 1, 1997, the maximum participant contribution was increased to 20% of eligible compensation. The Company makes a discretionary matching contribution (the "Matching Contribution"). For the Plan year ended December 31, 1998, the three month period ended December 31, 1997 and the year ended September 30, 1997, the matching contribution represented 50% of participant's contributions up to 6% of eligible compensation. Effective October 1, 1997, the Matching Contributions was changed to a quarterly funding rather than annual funding.

     Participant Accounts

     Each participant's account is credited with the participant's contributions and withdrawals, as applicable, and allocations of (a) the Matching Contributions and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future Matching Contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     Vesting

     Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Matching Contribution portion of their accounts plus actual earnings thereon is based on years of credited service. Prior to October 1, 1997, vesting occurred in accordance with the following table:

                         Years of Service    % Vested
                         -----------------   -------

                         less than 3 years    0%
                         3 years             20%
                         4 years             40%
                         5 years             60%
                         6 years             80%
                         after 7 years      100%

     Effective October 1, 1997, the vesting in the Matching Contribution was decreased from seven years to five years. Vesting occurs in accordance with the following schedule:

                         Years of Service    % Vested
                         ----------------    --------
                         less than 1 years    0%
                         1 years             20%
                         2 years             40%
                         3 years             60%
                         4 years             80%
                         after 5 years      100%

     Investment Options

     Upon enrollment in the Plan, a participant may direct employee contributions in 1% increments in any of eight investment options. The Matching Contributions are contributed into the investment options elected for employee contributions, except for the Walden Stock Fund. The following are descriptions of the investment options, as described in the related fund prospectus.

     Mainstay Money Market Fund - Invests in short-term dollar-denominated securities maturing in 397 days (13 months) or less which provides as high a level of current income as is considered consistent with the preservation of capital and liquidity.

     Mainstay Capital Appreciation Fund - Invests in a portfolio of equity securities with a focus on long-term growth of capital. Dividend income, if any, is an incidental consideration.

     Mainstay Convertible Fund - Invests in a portfolio of convertible and equity securities with a focus on capital appreciation together with current income.

     Mainstay Value Fund - Invests in equity securities geared to maximize long-term total return from a combination of capital growth and income.

     Mainstay High Yield Corporate Bond Fund - Invests in a diversified portfolio of high yield debt securities with a focus on maximum income with capital appreciation as a secondary objective.

     Mainstay Total Return Fund - Invests in a portfolio of equity and debt securities with the objective of realizing current income consistent with reasonable opportunity for future growth of capital and income.

     Mainstay Government Fund - Invests in primarily government securities with the objective of a high level of current income, consistent with safety of the principal.

     Walden Residential Properties, Inc. Common Stock Fund ("Walden Stock Fund")
      - Funds are invested in the common stock of Walden.

     Participants may change or transfer their investments options daily.

     Effective January 1, 1998, Mainstay Convertible Fund was no longer an option for participants. In addition, participants may direct employee contributions in the following two new investment options.

     Janus Fund - Invests primarily in common stocks selected for their growth potential. Although the Fund can invest in companies of any size, it generally invests in larger, more established companies.

     Janus Worldwide Fund - Invests primarily in common stocks for companies of any size throughout the world. The Fund normally invests in issuers from at least five different countries, including the United States. The fund may at times invest in fewer than five countries or even a single country.

     Loans to Participants

     Participants may borrow from their fund accounts up to 50% of their account balance, with a minimum of $1,000 up to a maximum of $50,000. Loan transactions are treated as a transfer between the investment fund and the loan fund. Loan terms range from 1 to 5 years or up to 25 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the Plan administrator. Principal and interest is paid ratably through biweekly payroll deductions.

     Payment of Benefits

     On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments beginning the first day of the month coincident with the attainment of the normal retirement age, as defined. Amounts payable to such participants at December 31, 1998 was $13,212. No amounts were payable at December 31, 1997 or at September 30, 1997.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Valuation of Investments

     The investments in the Walden Stock Fund are stated at fair value based on closing sales prices reported on recognized securities exchanges on the last business day of the Plan period. The mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at period-end.

     The loans to participants are valued at cost plus accrued interest which approximates fair value.

     Administrative Expenses

     The Plan's expenses are generally paid by Walden. During the Plan year ended December 31, 1998, the three month period ended December 31, 1997 and the year ended September 30, 1997, Walden paid $59,109, $3,948 and $29,756, respectively, in administrative expenses on behalf of the Plan.

     3.   INVESTMENTS EXCEEDING 5% OF NET ASSETS

          The Plan's investments which exceeded 5% of net assets available for benefits are as follows:

                                      December 31,      December 31,   September 30,
                                          1998              1997            1997
                                     -------------      ------------   -------------
Money Market                          $    431,699     $         --      $       --
Capital Appreciation Fund                1,332,430          550,349         475,954
Value Fund                                 723,830          319,416         277,306
Government Fund                            223,699           89,607          73,940
Janus Fund                                 539,729               --              --
Janus Worldwide Fund                       425,903               --              --
Walden Stock Fund                          284,648          198,856         156,104




4.        NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

          The Plan's investments (including investments bought, sold, as well as held during the period) appreciated (depreciated) in value as follows:

                                             Year      Three Months        Year
                                             Ended         Ended           Ended
                                          December 31,   December 31,   September 30,
                                              1998           1997           1997
                                              ----           ----           ----

 Investments at Fair Value:
     Mutual Funds                          $345,593       $(62,731)        $138,305
     Walden Common Stock                    (57,711)         6,775           14,388
                                           --------       --------         --------
                                           $287,882       $(55,956)        $152,693
                                           ========       ========         ========

5.   PLAN TERMINATION

     Although it has not expressed any intention to do so, Plan management has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event of any termination of the Plan, or upon complete or partial discontinuance of contributions, the accounts of each affected participant shall become fully vested.

6.   TAX STATUS

     The Plan's management believes that the Plan is currently designed and is being operated in compliance with the applicable requirements of the
     Internal Revenue Code.   The Plan is in the process of filing a request
     to obtain a determination letter from the Internal Revenue Service indicating that the Plan, as designed, is in compliance with the applicable requirements of the Internal Revenue Code.

7.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     The following is as reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                             December 31,
                                                                                1998
                                                                                ----

     Net assets available for benefits per the financial statements         $4,576,725

     Amounts allocated for benefits claims payable                            (13,212)
                                                                           ----------
     Net assets available for benefits per the Form 5500                   $4,563,513
                                                                           ==========
     The following is a reconciliation of benefits paid per the financial statements to the Form
     5500 as of the year ended December 31, 1998:


     Benefits paid per the financial statements                              $700,662
     Add amounts allocated to benefits due and
        payable at December 31, 1998                                           13,212
                                                                             --------

     Benefits paid per the Form 5500                                         $713,874
                                                                             ========


                                 WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                       DECEMBER 31, 1998




Identity of Issue, Borrower,                                                                      Current
 Lessor or Similar Party                Description of Investment     Units/Shares       Cost      Value
-----------------------------------------------------------------------------------------------------------------
Equity Securities
Walden Residential Properties, Inc.   * Common Stock                          13,921    $338,521   $284,648
                                        Cash                                               7,054      7,054
Mutual Funds
NY Life Securities                      Mainstay Money Market Fund                       431,699    431,699
                                        Mainstay Capital Appreciation Fund    27,967   1,045,416  1,332,430
                                        Mainstay Value Fund                   41,809     878,516    723,830
                                        Mainstay High Yield Corporate
                                            Bond Fund                         22,817     184,271    172,250
                                        Mainstay Total Return Fund             5,423     120,389    135,365
                                        Mainstay Government Fund              26,288     220,074    223,699
Janus                                   Janus Fund                            16,039     402,490    539,729
                                        Janus Worldwide Fund                   8,993     331,405    425,903
                                                                                       ---------  ---------
                                           Total Mutual Funds                          3,614,260  3,984,905


Participant Loans                       Loans maturing January 1999 to
                                        December 2003 with interest rates
                                        ranging from 8.0% to 9.75%.                      155,092    155,092
                                                                                      ---------- ----------
                                        TOTAL INVESTMENTS                             $4,114,927 $4,431,699
                                                                                      ========== ==========


*     Known to be a party-in-interest.


                                  WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                                 ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                    DECEMBER 31, 1997


Identity of Issue, Borrower,                                                                          Current
  Lessor or Similar Party                  Description of Investment     Units/Shares      Cost        Value
--------------------------------------------------------------------------------------------------------------

Equity Securities
Walden Residential Properties, Inc.   * Common Stock                          7,798      $191,745    $198,856
                                        Cash                                               17,774      17,774
Mutual Funds
NY Life Securities                      Mainstay Money Market Fund                         54,266      54,266
                                        Mainstay Capital Appreciation Fund   15,279       571,588     550,349
                                        Mainstay Convertible Fund               207         2,824       2,800
                                        Mainstay Value Fund                  14,693       348,977     319,416
                                        Mainstay High Yield Corporate
                                          Bond Fund                           6,992        60,356      56,986
                                        Mainstay Total Return Fund            3,269        75,368      70,125
                                        Mainstay Government Fund             10,861        88,487      89,607
                                                                                        ---------   ---------
                                               Total Mutual Funds                       1,201,866   1,143,549


Participant Loans                       Loans maturing July 1998 to
                                        October 2002 with interest rates
                                        ranging from 8.5% to 10.25%.                       33,346      33,346
                                                                                        ---------   ---------
                                        TOTAL INVESTMENTS                              $1,444,731  $1,393,525
                                                                                       ==========  ==========

*     Known to be a party-in-interest.


                                                     WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                                                         ITEM 27B - SCHEDULE OF DEFAULTED LOANS
                                                                 YEAR ENDED DECEMBER 31, 1998

                                                     Amount Received During
                                                       Reporting Year
           Identity and           Original         ------------------------- Unpaid Balance
         Address of Change      Amount of Loan     Principal      Interest    at End of Year
        ------------------      ---------------   -------------  -----------    --------------
        John Almonrode         $   1,500          $    985      $    39       $     180

        Randle James Bush          3,800                --           --           3,800

        Linda Faye Leach           2,400             1,003           57           1,397

        Gail B. McGowan              718               604           18             112

                                                                           Amount Change
           Identify and                                                  -------------------
           Address Change         Detailed Description of Loan          Principal   Interest
           -----------------      -----------------------------------   ---------   --------

       John Almonrode         Participant Loan 9/29/97 at 8.5%         $  180        $   --

       Randle James Bush      Participant Loan 7/2/98 at 8.0%           3,800            --

       Linda Faye Leach       Participant Loan 1/2/98 and               1,397            --
                              9/11/98 at 8.5 and 8.0%,
                              respectively

       Gail B. McGowan        Participant Loan 4/2/98 at 9.5%             112            --






                                                         WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                                                      ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                                  YEAR ENDED DECEMBER 31, 1998



   Identity of                                             # of    Purchase     # of       Selling   Cost of  Net Gain
 Party Involved     Description of Asset               Transactions  Price    Transactions Price     Asset   or (Loss)
--------------------------------------------------------------------------------------------------------------------------
NY Life Securities  Mainstay Money Market Fund              11       $694,624   2          $342,845   $342,845 $    --
                    Mainstay Capital Appreciation Fund      36        702,798   66          268,450    270,793  (2,343)
                    Mainstay Total Value Fund               45        681,806   85          226,255    240,160 (13,905)
                    Mainstay High Yield Corporate Bond Fund 64        152,259   39           39,587     40,048    (461)
                    Mainstay Total Return Fund              39         85,503   20           45,910     45,848      62
                    Mainstay Government Fund                59        169,660   38           52,535     52,398     137
Janus               Janus Fund                              40        506,140   25          114,264    118,550  (4,286)
                    Janus Worldwide Fund                    38        427,375   18           93,671      98,055 (4,384)

Bank of Boston        Walden Residential Properties, Inc.*  22        200,536   35           57,168      61,006 (3,838)


*     Known to be a party-in-interest.



                                                      WALDEN RESIDENTIAL PROPERTIES, INC. 401(k) PLAN

                                                     ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                             THREE MONTHS ENDED DECEMBER 31, 1997





   Identity of                                            # of      Purchase     # of   Selling  Cost of  Net Gain
 Party Involved    Description of Asset                Transactions Price   Transactions Price   Asset    or (Loss)
-------------------------------------------------------------------------------------------------------------------
NY Life Securities  Mainstay Money Market Fund              23    $44,157      8       $16,835   $16,835 $    --
                    Mainstay Capital Appreciation Fund      18    128,850     13        32,983    33,215    (232)
                    Mainstay Convertible Fund                7      7,460      8        34,669    38,342  (3,673)
                    Mainstay Total Value Fund               14     96,816     10        24,614    25,145    (531)
                    Mainstay High Yield Corporate Bond Fund 17     19,771      3           405       409      (4)
                    Mainstay Total Return Fund              17     25,510      3           917       920      (3)
                    Mainstay Government Fund                18     17,516      8         2,996     2,969      27

Bank of Boston      Walden Residential Properties, Inc. *    6     45,729      2         9,754    10,089    (335)


*     Known to be a party-in-interest.
